     As filed with the Securities and Exchange Commission on April 28, 1999
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                                ROCK-TENN COMPANY
             (Exact name of registrant as specified in its charter)

         GEORGIA                                               62-0342590
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                               504 THRASHER STREET
                             NORCROSS, GEORGIA 30071
                    (Address of principal executive offices)

               ROCK-TENN COMPANY 1993 EMPLOYEE STOCK PURCHASE PLAN
                ROCK-TENN COMPANY 1993 EMPLOYEE STOCK OPTION PLAN
                    ROCK-TENN COMPANY 1988 STOCK OPTION PLAN
                    ROCK-TENN COMPANY 1987 STOCK OPTION PLAN
                            (Full Title of the Plans)

                               BRADLEY CURREY, JR.
                             CHIEF EXECUTIVE OFFICER
                                ROCK-TENN COMPANY
                               504 THRASHER STREET
                             NORCROSS, GEORGIA 30071
                     (Name and address of agent for service)

                                 (770) 448-2193
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 MARY A. BERNARD
                                 KING & SPALDING
                           1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 556-2100

                                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------

                                                                                         Proposed
                                            Amount                Proposed Maximum       Maximum            Amount of
Title of Securities to                      to be                 Offering Price         Aggregate          Registration
be Registered                               Registered            Per Share              Offering Price     Fee
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01
   per share............................    2,334,924 shares      $34,996,076(1)         $14.99(1)          $9,729.00
Class B Common Stock, par
   value $.01 per share.................       28,344 shares      $   136,007(2)         $ 4.80(2)          $   38.00
Interests in Rock-Tenn Company 1993
   Employee Stock Purchase Plan.........           (3)                     --                --                    --
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) based on (i) with respect to 146,580 shares being offered pursuant to outstanding stock options, the aggregate exercise price of such options, which is equal to $1,623,830 (reflecting an average exercise price of approximately $11.08 per share) and (ii) with respect to 2,188,344 shares, the average of the high and low sales prices per share of Class A Common Stock of Rock-Tenn Company as reported on the New York Stock Exchange on April 21, 1999.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) based on with respect to 28,344 shares being offered pursuant to outstanding stock options, the aggregate exercise price of such options, which is equal to $136,007 (reflecting an average exercise price of approximately $4.80 per share).
(3) This Registration Statement on Form S-8 is deemed to register an indeterminate amount of interests in the Rock-Tenn Company 1993 Employee Stock Purchase Plan.

--------------------------------------------------------------------------------

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents have been previously filed by Rock-Tenn Company (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (the "latest Form 10-K");

                  (2) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 1998; and

                  (3) The description of the Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A filed on February 2, 1994, including any amendment or report filed for the purposes of updating such description.

         In addition, all documents filed by the Company or the Rock-Tenn Company 1993 Employee Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that registers all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

DESCRIPTION OF CLASS B COMMON STOCK.

         The Company is authorized to issue 175 million shares of Class A Common Stock and 60 million shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock," together with the Class A Common Stock, the "Common Stock"). The Class A Common Stock is traded on the New York Stock Exchange. There is no public market for the Class B Common Stock. The rights of holders of Class A Common Stock and Class B Common Stock are identical except for certain voting, conversion and transfer rights.

         Dividends. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of either class of Common Stock unless simultaneously the same dividend is declared or paid on each share of the other class of Common Stock. Dividends payable in Common Stock of the Company shall be payable in shares of Class A Common Stock to the holders thereof and in shares of Class B Common Stock to the holders thereof.

         Voting Rights. Except as otherwise provided by the Company's Restated and Amended Articles of Incorporation or Georgia law, holders of shares of Common Stock will vote as a single voting group with respect to all matters submitted to a vote of the shareholders. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to 10 votes with respect to all such matters. Under the Company's Restated and Amended Articles of Incorporation, holders of shares of Class A Common Stock are entitled to vote as a single voting group with respect to certain proposed amendments to the powers, preferences, rights or limitations of the Class B Common Stock and other limited matters; provided that with respect to any such vote, each holder of Class B Common Stock shall be entitled to vote with the holders of Class A Common Stock and shall be entitled to one vote for each share of Class A Common Stock that would be issuable to such holder upon conversion of such share of Class B Common Stock. Holders of Common Stock are not entitled to cumulate votes in the election of directors.

         Conversion Rights. Subject to compliance with the First Offer Rights (as hereinafter defined), each share of Class B Common Stock is convertible at any time, at the option of its holder, into one share of Class A Common Stock. The Class B Common Stock will convert automatically into Class A Common Stock, and thereby lose its special voting rights, generally (i) as to any outstanding share of Class B Common Stock if such share is sold or otherwise transferred to, or otherwise held by, any person or entity other than a Permitted Transferee or an Offeree (both as hereinafter defined) or (ii) on the last day of any fiscal quarter of the Company if the aggregate outstanding shares of Class B Common Stock constitute less than 15% of the aggregate outstanding shares of Common Stock (treating for the purposes of such calculation each outstanding share of Class B Common Stock as one outstanding share of Class A Common Stock). The shares of Class A Common Stock do not have any conversion rights.

         Restrictions on Transfer; First Offer Rights. No shares of Class B Common Stock may be transferred or otherwise disposed of, or converted into shares of Class A Common Stock, except (i) with respect to a transfer by any holder, for any transfer or other disposition to a Permitted Transferee of such holder or any bona fide gift to any person or entity, or (ii) as expressly permitted by the Company's Restated and Amended Articles of Incorporation after complying with the First Offer Rights. For purposes of the Company's Restated and Amended Articles of Incorporation, Permitted Transferees of a holder of Class B Common Stock include (i) the spouse or surviving spouse and natural and adopted children of such holder provided that such holder was a beneficial owner of Voting Stock (as defined in the Company's Restated and Amended Articles of Incorporation) immediately prior to the effectiveness of the Company's Restated and Amended Articles of Incorporation, (ii) (A) any trust existing solely for the benefit of such holder of Class B Common Stock provided such holder was a beneficial owner of Voting Stock immediately prior to the effectiveness of the Company's Restated and Amended Articles of Incorporation, (B) any trust existing solely for the benefit of any person who would be a Permitted Transferee of such holder under clause (i) with respect to the shares to be transferred and (C) to the extent any such trust referred to in clause (ii)(A) or (ii)(B) is terminated or the property thereof is otherwise transferred for any reason, any settlor or beneficiary of such trust referred to in clause (ii)(A) or (ii)(B) (for purposes of this clause (ii), a trust shall be deemed to exist solely for the benefit of such holder of Class B Common Stock in clause (ii)(A) and/or such person or persons in clause (i) for such period of time as no other person has a current right to receive the income from or the principal of such trust, and, as of the time any other person (other than a holder of Class B Common Stock specified in clause (ii)(A) and/or a person or persons specified in clause (i)) has such right, each share of Class B Common Stock held by such trust shall automatically convert into one share of Class A Common Stock in accordance with paragraph
(b)(6)); (iii) upon the death of such holder of Class B Common Stock that was a beneficial owner of Voting Stock immediately prior to the effectiveness of the Company's Restated and Amended Articles of Incorporation, such holder's estate or any executor, administrator, conservator or other legal representative of such holder or upon any transfer by such estate, executor, administrator, conservator or other legal representative of such holder, such holder's Permitted Transferees specified in clause (i);
(iv) any corporation, partnership or other entity all of the outstanding equity interests of which are owned, or all of the outstanding voting power of which is controlled, directly or indirectly by such holder that was a beneficial owner of Voting Stock immediately prior to the effectiveness of the Company's Restated and Amended Articles of Incorporation or certain Permitted Transferees of such holder, (v) any organization or institution that is recognized as a charity under Sections 170, 2055 or 2522 of the Code, provided that the control of the outstanding voting power of any shares of Class B Common Stock transferred to any such organization or institution is retained by a holder of Class B Common Stock that was a beneficial owner of Voting Stock immediately prior to the effectiveness of the Company's Restated and Amended Articles of Incorporation or certain Permitted Transferees of such holder and (vi) to the extent that such holder of Class B Common Stock was a beneficial owner of Voting Stock immediately prior to the effectiveness of the Company's Restated and Amended Articles of Incorporation and was organized as a trust as of such time, any beneficiary of such trust that was a beneficiary of such trust immediately prior to the effectiveness of the Company's Restated and Amended Articles of Incorporation. The Company's Restated and Amended Articles of Incorporation do not contain any restrictions on the transfer of shares of Class A Common Stock.

         Except for a proposed transfer or other disposition to a Permitted Transferee or in connection with a bona fide gift, prior to any proposed transfer or conversion of Class B Common Stock, the holder thereof is required to give notice to the Company, which constitutes an offer to sell to the management committee (as designated from time to time by the Board of Directors from the full-time officers of the Company) (the "Offerees"), or to the extent that the Offerees do not elect to purchase all such shares, to sell to the Company, up to all of the shares proposed to be transferred or as to which conversion has been requested at a purchase price per share equal to the Current Market Price (the "First Offer Rights"). As defined in the Company's Restated and Amended Articles of Incorporation, the Current Market Price will be an amount equal to (i) if the Class A Common Stock is not publicly traded, the fair market value per share of the Class B Common Stock as determined in good faith by the Board of Directors from time to time, or (ii) if the Class A Common Stock is publicly traded, the average of the "average sales prices." The "average sales prices" will mean generally the weighted average of the sales prices of a share of Class A Common Stock (or if no such sales occur, the weighted average of the last bid and asked prices) as reported by the New York Stock Exchange on each of the four consecutive business days commencing on the day after the Company receives a notice of a proposed transfer or requesting conversion. Under the Company's Restated and Amended Articles of Incorporation, shares of Class A Common Stock are not subject to the First Offer Rights.

         Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, after payment in full of creditors and any liquidation preference payable to the holders of any preferred stock the remaining assets of the Company will be distributed ratably to the holders of Class A Common Stock and Class B Common Stock, in proportion to the number of shares held by them.

         Reorganization, Consolidation, Share Exchange or Merger. In the event of a reorganization, consolidation, share exchange or merger of the Company, each holder of a share of Common Stock shall be entitled to receive the same kind and amount of consideration (whether consisting of cash, property or securities), if any, to be received by each other holder of a share of Common Stock, regardless of whether such share of Common Stock is a share of Class A Common Stock or Class B Common Stock.

         Other. The holders of Common Stock are not entitled to preemptive or similar rights. The shares of Common Stock are not subject to redemption or a sinking fund. No class of Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the other class of Common Stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. Under the Company's Restated and Amended Articles of Incorporation, the Company is only authorized to issue shares of Class B Common Stock (i) in connection with a dividend or other distribution with respect to, or a subdivision of, all outstanding shares of Common Stock and
(ii) upon the exercise of stock options to purchase Class B Common Stock to the extent such options were options to purchase Voting Stock outstanding immediately prior to the effectiveness of the Company's Restated and Amended Articles of Incorporation that are adjusted by the Board of Directors to cover Class B Common Stock, as the same may be adjusted pursuant to their terms or the plan under which they were granted.

CHARTER AND BYLAW PROVISIONS

         Shareholders' rights and related matters are governed by the Georgia Business Corporation Code, the Company's Restated and Amended Articles of Incorporation and its Bylaws. Certain provisions of the Restated and Amended Articles of Incorporation and Bylaws of the Company, which are summarized below, may have the effect of delaying, deferring or preventing a change in control of the Company.

         Special Meetings. Under the Company's Bylaws, special meetings of the shareholders may be called only by the Chief Executive Officer of the Company, the Chairman of the Board or a majority of the Board of Directors.

         Classified Board of Directors. The Company's Board of Directors is divided into three classes of directors serving staggered three-year terms, and the Company's directors may only be removed for cause.

         Shareholder Proposals and Nominations. The Company's Bylaws require notice to the Secretary of the Company, in advance of any shareholders' meeting, of any shareholder proposals or nominations by any shareholders of candidates for election as directors. In addition, shareholders that wish to make shareholder proposals or director nominations must provide the Company with certain specified information.

         Ability to Consider Other Constituencies. The Company's Restated and Amended Articles of Incorporation permit the Board of Directors, in determining what it believes to be in the best interests of the Company, to consider the interests of the employees, customers, suppliers and creditors of the Company, the communities in which offices or other establishments of the Company are located, and all other factors the directors consider pertinent, in addition to considering the effects of any action on the Company or its shareholders.

         Supermajority Voting Requirement. Under the Company's Restated and Amended Articles of Incorporation, certain provisions of the Company's Restated and Amended Articles of Incorporation and Bylaws, including all of the provisions discussed above, may not be amended and no contrary provision may be adopted by the shareholders without the affirmative vote of at least 75% of the outstanding voting power of the Common Stock.

GEORGIA ANTI-TAKEOVER STATUTES

         The Georgia Business Corporation Code (the "GBCC") restricts certain business combinations with interested shareholders and contains fair price requirements applicable to certain mergers with certain "interested shareholders" that are summarized below. In accordance with the provisions of these statutes, the Company must elect to be covered by the restrictions imposed by these statutes. The Company has not elected to be covered by such restrictions, but could do so by action of its Board of Directors.

         The Georgia business combination statute regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, as the Company does, and where the acquiror became an "interested shareholder" of the corporation, unless either (i) the transaction resulting in such acquiror becoming an "interested shareholder" or the business combination received the approval of the corporation's board of directors prior to the date on which the acquiror became an interested shareholder, or (ii) the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation (excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons) in the same transaction in which the acquiror became an interested shareholder. For purposes of this statute, an "interested shareholder" generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The law prohibits business combinations with an approved interested shareholder for a period of five years after the date on which such person became an interested shareholder. The law restricting business combinations is broad in its scope and is designed to inhibit unfriendly acquisitions.

         The Georgia fair price statute prohibits certain business combinations between a Georgia business corporation and an interested shareholder unless (i) certain "fair price" criteria are satisfied, (ii) the business combination is unanimously approved by the continuing directors, (iii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder, or
(iv) the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in any twelve month period. The fair price statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified "fair price" requirements.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Class A Common Stock covered by this Registration Statement has been passed upon for the Company by Robert B. McIntosh. Mr. McIntosh owns or has options to purchase an aggregate of 43,759 shares of Class A Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated and Amended Articles of Incorporation eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Company or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director. The Georgia Business Corporation Code currently provides that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper personal benefit.

         Under Article VI of the Company's Bylaws, and certain agreements entered into by the Company and its directors, the Company is required to indemnify its directors, officers, employees or agents against the obligation to pay any judgment, settlement, penalty or fine, and against expenses (including attorney's fees and expenses), incurred in connection with any action, suit or proceeding brought against such person because he was a director, officer, employee or agent of the Company, without regard to any limitations in the Georgia Business Corporation Code; provided, however, that the Company shall have no obligation to indemnify any such person in connection with any such proceeding if such person is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company (a) for any appropriation, in violation of such person's duties, of any business opportunity of the Company,
(b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which such person received an improper personal benefit. The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

         The Company has entered into indemnification agreements with each of the Company's directors. The indemnification agreements require, among other things, that the Company indemnify its directors to the fullest extent permitted by law, and advance to directors all related expenses, subject to reimbursement if it is subsequently determined the indemnification is not permitted. The Company is also required to indemnify in advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements and to cover directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Company's Restated and Amended Articles of Incorporation and Bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it may not be modified unilaterally in the future by the Board of Directors or by the shareholders of the Company to eliminate the rights it provides.

         The Company's directors and executive officers are insured against damages from actions and claims incurred in the course of performing duties, and the Company is insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS.

4.1     -         Restated and Amended Articles of Incorporation of Registrant
                  (incorporated by reference to Exhibit 3.1 to the Registrant's
                  Registration Statement on Form S-1, File No. 33-73312).

4.2      -        Articles of Amendment to the Registrant's Restated and Amended
                  Articles of Incorporation (incorporated by reference to
                  Exhibit 2 to the Registrant's Quarterly Report on Form 10-Q
                  for the quarter ended March 31, 1995).

4.3      -        Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File
                  No. 33-73312).

5.1      -        Opinion of Robert B. McIntosh.

23.1     -        Consent of Independent Auditors.

23.2     -        Consent of Robert B. McIntosh (included in Exhibit 5.1).

99.1     -        Rock-Tenn Company 1993 Employee Stock Option Plan.

99.2     -        Amendment Number One to the Rock-Tenn Company 1993 Employee
                  Stock Option Plan.

99.3     -        Rock-Tenn Company 1993 Employee Stock Purchase Plan as Amended
                  and Restated.

99.4     -        Rock-Tenn Company 1989 Stock Option Plan (incorporated by
                  reference to Exhibit 10.12 to the Registrant's Registration
                  Statement on Form S-1 (file no. 33-73312)).

99.5     -        Rock-Tenn Company 1987 Stock Option Plan (incorporated by
                  reference to Exhibit 10.11 to the Registrant's Registration
                  Statement on Form S-1 (file no. 33-73312))

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

         The consolidated financial statements of Rock-Tenn Company incorporated by reference in Rock-Tenn Company's Form 10-K for the year ended September 30, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia on the 27th day of April, 1999.


                                             ROCK-TENN COMPANY



                                             By: /s/ Bradley Currey, Jr.
                                                 ------------------------------
                                             Bradley Currey, Jr.
                                             Principal Executive Officer and
                                             Director, Chairman of the Board
                                             and Chief Executive Officer




         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley Currey, Jr. and David C. Nicholson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacity indicated on the 27th day of April, 1999.


Signature                                  Title
---------                                  -----

/s/ Bradley Currey, Jr.                    Principal Executive Officer and Director,
--------------------------------           Chairman of the Board and Chief Executive
Bradley Currey, Jr.                        Officer


/s/ David C. Nicholson                     Principal Financial and Accounting Officer,
--------------------------------           Senior Vice President, Chief Financial Officer
David C. Nicholson                         and Secretary


/s/ Stephen G. Anderson                    Director
--------------------------------
Stephen G. Anderson


/s/ J. Hyatt Brown                         Director
--------------------------------
J. Hyatt Brown


/s/ Mary Louise Morris Brown               Director
--------------------------------
Mary Louise Morris Brown


                                           Director
--------------------------------
Robert B. Currey


/s/ A.D. Frazier                           Director
--------------------------------
A.D. Frazier


                                           Director
--------------------------------
Eugene U. Frey


Signature                                  Title
---------                                  -----


/s/ Lawrence L. Gellerstedt, III           Director
--------------------------------
Lawrence L. Gellerstedt, III


/s/ John D. Hopkins                        Director
--------------------------------
John D. Hopkins


/s/ James W. Johnson                       Director
--------------------------------
James W. Johnson


/s/ Randolph Sexton                        Director
--------------------------------
Randolph Sexton


/s/ Jay Shuster                            Director
--------------------------------
Jay Shuster


/s/ John W. Spiegel                        Director
--------------------------------
John W. Spiegel

         Pursuant to the requirements of the Securities Act of 1933, the Rock-Tenn Company 1993 Employee Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on April 27, 1999.


                                            ROCK-TENN COMPANY 1993
                                            EMPLOYEE STOCK PURCHASE PLAN



                                            By:/s/ Mary Louise Morris Brown
                                               --------------------------------
                                                 Mary Louise Morris Brown
                                                 Compensation and Options
                                                 Committee Member



                                            By:/s/ Lawrence L. Gellerstedt, III
                                               --------------------------------
                                                 Lawrence L. Gellerstedt, III
                                                 Compensation and Options
                                                 Committee Member



                                            By:/s/ James W. Johnson
                                               --------------------------------
                                                 James W. Johnson
                                                 Compensation and Options
                                                 Committee Chairman Member

                                  EXHIBIT INDEX


Exhibit                            Description                          Page No.
-------                            -----------                          --------

4.1         Restated and Amended Articles of Incorporation of
            Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
            S-1, File No. 33-73312).

4.2 Articles of Amendment to the Registrant's Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 2 to the Registrant's
            Quarterly Report on Form 10-Q for the quarter ended
            March 31, 1995).

4.3 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
            Statement on Form S-1, File No. 33-73312).

5.1         Opinion of Robert B. McIntosh.

23.1        Consent of Independent Auditors.

23.2        Consent of Robert B. McIntosh (included in Exhibit
            5.1).

99.1        Rock-Tenn Company 1993 Employee Stock Option Plan.

99.2        Amendment Number One to the Rock-Tenn Company 1993 Employee
            Stock Option Plan.

99.3 Rock-Tenn Company 1993 Employee Stock Purchase Plan as Amended and Restated.

99.4        Rock-Tenn Company 1989 Stock Option Plan
            (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1 (file no. 33-73312)).

99.5 Rock-Tenn Company 1987 Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant's
            Registration Statement on Form S-1 (file no. 33-73312))